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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 6, 2003



                             SIGNATURE EYEWEAR, INC.
             (Exact Name of Registrant as Specified in its Charter)

          California                    0-23001                  95-3876317
 (State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)



                              498 North Oak Street
                               Inglewood, CA 90302
                    (Address of Principal Executive Offices)

                                 (310) 330-2700
                         (Registrant's Telephone Number)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

            SALE/LICENSE BACK OF DAKOTA SMITH TRADEMARK. Signature Eyewear, Inc. ("Signature") announced that it has completed a "sale/license back" of its "Dakota Smith" trademark. In the transaction, Signature sold to an unaffiliated entity Axwood Investments Limited, a British Virgin Islands company ("AIL"), all of its rights to the "Dakota Smith" trademark and its Dakota Smith Eyewear inventory for $1,000,000. Concurrently, Signature entered into a three-year exclusive license agreement, with a two-year renewal option, to use the trademark for eyeglass frames sold and distributed in the United States and certain other countries. Signature also repurchased the Dakota Smith inventory for a non-interest bearing promissory note in the amount of $400,000 payable in monthly installments though March 2004 and secured by Signature's Dakota Smith inventory.

            SETTLEMENT WITH CDS. Signature has also announced that it had entered into a settlement agreement with California Design Studio, Inc. ("CDS") and CDS' sole shareholder of all remaining obligations between the parties emanating from Signature's purchase in 1999 of all the assets of CDS. The remaining obligations included obligations under a consulting agreement with the CDS shareholder and the promissory note given as part of the purchase price. Signature's net book value for these obligations was approximately $1.1 million as of the closing. In the settlement, Signature paid $500,000 to CDS and the CDS shareholder and the parties executed a mutual general release.

            EXTENSION OF BANK FORBEARANCE. As of December 31, 2002, as amended January 30, 2003, Signature's commercial bank extended its forbearance agreement relating to the default by the Company on its credit facility with the bank. Under the forbearance agreement, as amended, the bank has agreed to refrain from exercising any rights under the loan agreement for defaults existing at the time of default until the earliest of February 28, 2003, or a default under the forbearance agreement or default under the loan agreement other than an existing default. Among other things, Signature must close a recapitalization or sale, or the sale of one or more other licenses and related inventory, sufficient to repay the entire credit facility, by February 28, 2003, and must provide to the bank draft documentation for such a transaction by February 14, 2003, and definitive documentation with respect to such a transaction by February 21, 2003. Signature did not provide that draft documentation by February 14, 2003. Signature utilized $500,000 of the purchase price from the sale of its Dakota Smith trademark and inventory to pay down the credit facility. The amount outstanding under the credit facility was $3.325 million at February 21, 2003.

            The Company has requested that the bank extend the Forbearance Agreement beyond February 28, 2003. No assurance can be given that the bank will agree to any extension.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c). Exhibit 10.7. Second Forbearance Agreement entered into as of December 31, 2002 between Signature Eyewear, Inc. and City National Bank; Amendment to Second

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Forbearance Agreement entered into as of January 30, 2003; Waiver Letter dated
February 21, 2003.



February 24, 2003                      SIGNATURE EYEWEAR, INC.



                                       By: /s/ Michael Prince
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                                           Michael Prince
                                           Chief Financial Officer
































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